Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139623) of Innophos Holdings, Inc. of our report dated November 16, 2004, except for the Mexican Tax Claims Litigation discussed in paragraph 9 and 10 of Note 16, which the date is January 31, 2005 relating to the financial statements of the Rhodia Phosphate Business, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

March 21, 2007